                                                                       EXHIBIT 3


                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                      ARTICLES OF INCORPORATION AND BY-LAWS


     The  following   documents  of  Navistar   International   Corporation  are
incorporated herein by reference:


      3.1 Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.2 to Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618.

      3.2 The By-Laws of Navistar International Corporation effective April 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1995, which was filed on January 26, 1996, on Commission File No. 1-9618.



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